Exhibit 23.04


                             CONSENT OF ACCOUNTANTS

EXHIBIT 23.04
CONSENT OF ACCOUNTANTS


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 28, 2003, included in Cavalcade of Sports Media, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2002, and to all references to our firm included in this Registration Statement.



                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                    -------------------------------------------------
                        Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
October 8, 2003